EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-26575, 333-80185, and 333-66729 on Form S-8 of our report dated August 30, 2005 appearing in this Annual Report on Form 10-K of 99¢ Only Stores for the year ended March 31, 2007.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Los Angeles, California
June 28, 2007